Exhibit 99.2
Fortress Investment Group Third Quarter 2008 Earnings Call November 13, 2008

Cautionary Note Regarding Forward-Looking Statements Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s as well as the funds’ debt obligations, amounts of capital raised and redemptions. These statements are not historical facts, but instead represent only the Company’s or funds’ beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s or funds’ control. It is possible that actual results or data may differ from the information contained in these forward-looking statements, and such differences could be material. The statements set forth herein are qualified by, and should be read in conjunction with our quarterly and annual reports, particularly the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in the Company’s quarterly and annual reports with the Securities and Exchange Commission (www.sec.gov), as this information identifies factors that could cause actual results to differ from these forward-looking statements. You should not place undue reliance on any forward-looking statements contained in this presentation. No assurance can be given that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this presentation. The Company and the funds expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Liquidity at Fortress · Today, Fortress has debt of $675 million and cash of approximately $225 million Fortress Debt and Commitments Debt $675 million Cash $225 million Net Debt $450 million Credit Facility $800 million $675m drawn · Expires: May 2012 · Costs: L+200

Term Debt at Private Equity Portfolio Companies •$ 10.7 billion in new financings since July 2007 – Weighted average maturity extended to 2014 – 82% matures after 2011 July 2007 (1) (2) October 2008 (2) Maturing 12 months: $7.0 billion Maturing 12 months: $3.0 billion $18,000 $18,000 $16,000 $16,000 15,242
$14,000 13,482 $14,000 $12,000 $12,000 $7.0 billion $118 million Short-term maturities remaining in 2008 9,528 $10,000 $10,000 (USD Million) $8,000 7,600 (USD Million) $8,000 5,745 $6,000 5,559 $6,000 5,264 $4,000 $4,000 3,065 2,806
2,433 $2,000 1,264 $2,000 1,026 989 118 237 $0$ 0 2007 2008 2009 2010 2011 2012 2013 2014+ 2007 2008 2009 2010 2011 2012 2013 2014+
Note: Does not include fund level net indebtedness or immaterial amounts of portfolio company term debt. Also does not include approximately $1 billion of portfolio company repo debt that is collateralized by loans and marketable securities that in the company’s judgment can be readily sold. Maturity dates on portfolio company repo debt range from April 2009 to May 2011 (1) Pro-forma July 1, 2007, assuming maximum 2007-2008 balances (2) Based on exchange rates as of October 31, 2008 and assumes loans with extension options are fully extended FORTRESS 3

Term Debt at Private Equity Portfolio Companies ??18 maturities totaling $3.0 billion(1) in 2009 ??2 portfolio companies represent 75% of total maturities 2009 Maturities
$3,000 $2,500 $2,000 1577 (USD Million) $1,500 $1,000 723 $500 365 139 135 96 30 $0 Portfolio Portfolio Portfolio Portfolio Portfolio Portfolio Portfolio Company 1 Company 2 Company 3 Company 4 Company 5 Company 6 Company 7 (1) Based on drawn amounts and exchange rates as of October 31, 2008 FORTRESS

Long Term Investor Capital

- As of September 30, 2008, Fortress manages approximately $34.3 billion of alternative assets in 44 separate funds and accounts
- 73% of the capital is long-term capital(1)

Fund	Redemption Rights	Stated Maturity of Fund	9/30 AUM ($bil)	Avg Life (2) (yrs)
PRIVATE EQUITY			**$17.0**	**9.1**
Fortress Funds I-V	None	10 yrs(3)	$7.3	8.5
Fortress Fund VI	None	12 yrs	N/A	12.0
Fortress Coinvestment and Sidecar Funds	None	10 yrs	$4.0	7.8
Fortress Credit Opportunities Funds	None	12 yrs	$1.2	12.1
Drawbridge Real Assets Funds	None	10 yrs	$0.1	9.1
Drawbridge Long Dated Value Funds I-III and LDV Patent Fund	None	25 yrs	$0.6	22.1
Fortress Mortgage Opportunities Funds	None	5 yrs	$0.4	4.6
Castles	None	Perpetual	$3.3	N/A
HYBRID HEDGE FUNDS			**$8.2**	**3.3**
Drawbridge Special Opportunities Funds	Annual election to convert interest to private equity style payout	Perpetual	$6.4(4)	3.6(5)
Fortress Partners Funds	3 year lock-up (with annual redemption)	Perpetual	$1.8	2.6
LIQUID HEDGE FUNDS			**$9.1**	**N/A**
Drawbridge Global Macro Funds	Quarterly redemptions	Perpetual	$8.0(6)	N/A
Fortress Commodities Funds	Quarterly redemptions	Perpetual	$1.1	N/A

73%

(1) Defined as capital which has a term of three years or longer at inception and which cannot be redeemed at the option of the investor during that term
(2) Average life is based on the weighted average life based on AUM of the remaining capital at September 30, 2008. Includes the assumed exercise of extension options, which in some cases require approval of the applicable advisory board
(3) Maturity of funds range from 2010 to 2018
(4) Does not include approximately $1.9 billion of redemption notices received for December 31, 2008, which in accordance with the applicable fund's governing documents will convert into a private equity style payout
(5) Average life is based on the weighted average maturity of the underlying investments since these funds do not have a stated maturity. Average life of fund would be longer since the current redemption level is well below total capital
(6) Does not include approximately $2.6 billion of redemption notices received post September 30, 2008

FORTRESS 5

Capital Formation · From January 1 to November 1, 2008, Fortress has raised $6.4 billion in new capital net of redemptions payable through November 1, 2008 · We have received additional redemption notices payable after November 1, 2008 $in millions Gross Capital 2008 YTD 2008 YTD Net November 30 2008 Potential 2009 Segment Raised (1)Redemptions (2) Capital Notices (3) Net CapitalNotices (3) (4) Private Equity $ 4,426 N/A $ 4,426 N/A $ 4,426 N/A Hybrid Hedge Funds 1,404 (473) 931 N/A 931 (1,870) Liquid Hedge Funds 2,820 (1,729) 1,091 (247) 844 (1,255)
Total $ 8,650 $ (2,201) $ 6,449 $ (247) $ 6,202 $ (3,125) Note: Data as of November 12, 2008 (1) Through November 1, 2008 (2) Redemption notices paid or payable through November 1, 2008 (3) Dollar amounts of notices will vary until the period for notification is complete and the NAV of the redeeming LP is final FORTRESS 6 (4) Redemption notices received to date pertaining to December 31, 2008 notification period